Exhibit 99.1

Juno Therapeutics Adds Next-Generation Single Cell Sequencing Capabilities

Through Acquisition of AbVitro

— Transaction Accelerates Discovery Capabilities for Fully-Human TCR and CAR Binder Generation,

Novel Target Discovery, and Translational Research —

— Payment of Approximately $78 Million in Cash and 1,289,193 Shares of Juno Stock —

— Agreement in Principle to License Certain AbVitro Technology Rights and Grant Certain Product

Option Rights to Celgene —

SEATTLE, WA – January 11, 2016 — Juno Therapeutics, Inc. (Nasdaq: JUNO), a biopharmaceutical company focused on re-engaging the body’s immune system to revolutionize the treatment of cancer, announced today that it has acquired AbVitro, Inc., a privately held biotechnology company based in Boston, Massachusetts. The acquisition provides Juno with a leading next-generation single cell sequencing platform that will augment Juno’s capabilities to create best-in-class engineered T cells against a broad array of cancer targets. Juno and Celgene Corporation have agreed in principle to enter into an agreement to license Celgene a subset of the acquired technology and to grant Celgene options to certain related potential product rights emanating from the acquired technology.

AbVitro’s technology allows for the identification of fully-human, natively paired T cell receptors (TCRs) and chimeric antigen receptor (CAR) T binders directly from cancer patients. This capability, which allows for the interrogation of millions of single cells per experiment, enables the generation of binders that recognize known targets as well as the discovery of novel cancer antigen targets. Juno will also use the technology for translational assays to provide a better understanding of the natural immune response to cancer as well as to interrogate and monitor the immune system of cancer patients during treatment.

Juno intends to relocate the AbVitro scientists to Seattle and incorporate this platform into its therapeutic discovery process. In connection with the transaction, AbVitro co-founder and Harvard Medical School Professor George Church will become a scientific consultant to Juno. Jeffrey Ostrove, Ph.D., former CEO of AbVitro, will also become a consultant to Juno.

“High throughput, single cell sequencing will meaningfully accelerate our research process in finding both novel antigen targets and appropriate TCR and CAR T cell binders. We remain highly encouraged by the potential of our engineered T cell technology to impact the lives of cancer patients, and this technology improves our capabilities to extend our platform to a broader array of cancer types including solid tumors,” said Hy Levitsky, M.D., Juno’s Chief Scientific Officer. “We are highly impressed with the quality of the science at AbVitro, and we are delighted to welcome this world-class team to Juno.”

“The technology platform we built at AbVitro represents an exciting, novel approach to the understanding of immune responses and the discovery of tumor-infiltrating lymphocytes and their antigen targets. The synergy with Juno’s goals in the field of TCR and CAR T cell therapies is a perfect match for our team and technology,” said Francois Vigneault, Ph.D., co-Founder and former Chief Scientific Officer of AbVitro, and now Juno’s Vice President, Research.

“Juno’s newly acquired high throughput, single cell sequencing capabilities have the potential to expand their current pipeline and Celgene is excited by the opportunity to access some of these potential new drugs,” said Rob Hershberg, M.D., Ph.D., Celgene’s Chief Scientific Officer. “This transaction is another example of the Celgene and Juno collaboration providing benefits to both partners as we pursue therapies benefiting patients across the globe.”

The consideration for the AbVitro acquisition was approximately $78 million in cash and 1,289,193 shares of Juno stock. Juno and Celgene have agreed in principle to enter into an agreement to license Celgene a subset of the acquired technology and to grant Celgene options to certain related potential product rights emanating from the acquired technology.

About Juno

Juno Therapeutics is building a fully integrated biopharmaceutical company focused on revolutionizing medicine by re-engaging the body’s immune system to treat cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as solid tumors. Several product candidates have shown compelling evidence of tumor shrinkage in clinical trials in refractory leukemia and lymphoma conducted to date. Juno’s long-term aim is to leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world’s leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children’s Research Institute, and The National Cancer Institute. Juno Therapeutics has an exclusive license to the St. Jude Children’s Research Hospital patented technology for CD19 directed product candidates that use 4-1BB, which was developed by Dario Campana, Chihaya Imai, and St. Jude Children’s Research Hospital.

About AbVitro

AbVitro’s cutting edge technology platform accelerates the development of novel immunotherapies by identifying cancer-specific immune cells from natural immune responses at unprecedented resolution. Based on technology developed by the visionary George Church at Harvard Medical School, the technology allows for the identification of full-length, natively paired antibodies and T cell receptors across millions of single cells simultaneously from patient tumor or blood samples. The platform enables the discovery of novel cancer specific targets and the development of monoclonal antibodies, antibody drug conjugates, TCRs and CAR-T immunotherapies. The company was primarily funded through an investment from Santé Ventures of Austin, Texas.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Juno’s mission, the potential of the acquired technology, Juno’s planned application of the acquired technology in Juno’s research and development activities, the definitive license and option agreement with Celgene contemplated by the agreement in principle, and Juno’s plans for integrating the acquired business and personnel into Juno’s operations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Juno’s product development activities and clinical trials; Juno’s ability to obtain regulatory approval for and to commercialize its product candidates; Juno’s ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of Juno’s competitors with respect to competing treatments and technologies; Juno’s dependence on third-party collaborators and other contractors in Juno’s research and development activities, including for the conduct of clinical trials and the manufacture of Juno’s product candidates; Juno’s dependence on Celgene for the development and commercialization outside of North America of product candidates for which Celgene exercises an option; Juno’s ability to effectively integrate the acquired technologies and employees into Juno’s operations and strategy and to realize the intended benefits of the transaction; Juno’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; the ability of Juno and Celgene to negotiate and finalize the definitive license and option agreement on the anticipated terms or at all; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno’s business in general, see Juno’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2015 and Juno’s other periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Juno disclaims any obligation to update these forward-looking statements.

This press release does not constitute an offer to sell any shares of Juno stock. The Juno shares issued in the acquisition have not been registered under the Securities Act of 1933 and may not be offered or sold absent a registration statement or an exemption from registration.

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Juno Investor Relations:

Nicole Keith

206-566-5521

nikki.keith@junotherapeutics.com

Juno Media:

Julie Normart, W2O Group

415-946-1087

jnormart@w2ogroup.com

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